                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                       ----------------------------------

                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                             VARIAGENICS, INC.
            ------------------------------------------------------

            (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                                     04-3182077
           -----------------------                                          ----------------
           (State of Incorporation                                           (IRS Employer
              or Organization)                                              Identification No.)

             60 Hampshire St.
              Cambridge, MA                                                       02139
  ---------------------------------------                                      ----------
  (Address of Principal Executive Offices)                                     (Zip Code)

If this form relates to the registration of a class             If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the                  of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to                       Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                     General Instruction A.(d), please check the
following box.  /  /                                            following box.  /X/


Securities Act registration statement file number to which this form relates:      333-33558
                                                                                ---------------
                                                                                (If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                                        Name of Each Exchange on Which
            to be so Registered                                        Each Class is to be Registered
            -------------------                                        -------------------------------
                  None                                                              None

Securities to be registered pursuant to Section 12(g) of the Act:

                                        Common Stock, $.01 par value
                                        -----------------------------
                                              (Title of Class)


Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     We incorporate by reference the description of our common stock, $.01 par value per share, appearing under the headings "Description of Capital Stock" and "Shares Eligible for Future Sale" in our Registration Statement on Form S-1, including any amendments thereto (File No. 333-33558).

Item 2. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

     3.1*     Certificate of Incorporation of the Company, as amended.

     3.2* Restated Certificate of Incorporation of the Company, to be effective upon the closing of the Initial Public Offering.

     3.3*     By-laws of the Company.

     3.4* Restated Bylaws of the Company, to be effective upon the closing of the Initial Public Offering.

     3.5* Certificate of Correction of Certificate of Amendment of Certificate of Incorporation.

     3.6* Certificate of Correction of Certificate of Amendment of Certificate of Incorporation.

     3.7* Form of Certificate of Amendment of Restated Certificate of Incorporation.

     4.1*     Specimen certificate for shares of common stock.

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* Incorporated by reference to Exhibits of the same number to our Registration Statement on Form S-1, including any amendments thereto (File No. 333-33558).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                              VARIAGENICS, INC.


Date: July 14, 2000                           By: /s/ Taylor J. Crouch
                                                  -----------------------------
                                                  Taylor J. Crouch
                                                  President and Chief Executive
                                                  Officer

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